Exhibit 21

Subsidiaries of the Registrant

Name	States
National HealthCare Corporation	DE, AL, FL, GA, KY, MO, SC, MA, NH, TN, VA
NHC/Delaware, Inc.	AL, DE, GA, KY, FL, MO, SC, VA, TN
NHC/OP, L.P.	AL, DE, FL, GA, KY, MO, SC, TN, VA
National Health Realty LLC	DE, AL, FL, IN, MO, SC, TN
Medical Personnel Services, LLC	TN
NHC Delaware Investments Inc.	DE
NHC HealthCare/Lake City, Inc.	FL
NHC HealthCare/Pensacola, Inc.	FL
Premier Group Ins. Co.	TN, AL, FL, GA, VA
Premier Plus Insurance Co.	Cayman Islands
Knoxville Health Care Center, L.P.	TN
National Healthcare Center of Fort Oglethorpe, L.P.	TN, GA
Nutritional Support Services, L.P.	TN, AL, MO, SC
Caris HealthCare L.P.	TN
NHC HealthCare/Anniston, LLC	AL
NHC Place/Anniston, LLC	AL
NHC HealthCare/Moulton, LLC	AL
NHC HealthCare/Rossville, LLC	GA
NHC HealthCare/Glasgow, LLC	KY
NHC HealthCare/Madisonville, LLC	KY
NHC HealthCare/Desloge, LLC	MO
NHC HealthCare/Joplin, LLC	MO
NHC HealthCare/Kennett, LLC	MO
NHC Place/Lake St. Charles, LLC	MO
NHC HealthCare-Macon, LLC	MO
NHC HealthCare/Maryland Heights, LLC	MO
NHC HealthCare-Osage Beach, LLC	MO
NHC HealthCare-Springfield Missouri, LLC	MO
NHC HealthCare/St. Charles, LLC	MO
NHC HealthCare/West Plains, LLC	MO
NHC HealthCare/Town & Country	MO
NHC HealthCare/Anderson, LLC	SC
NHC HealthCare/Bluffton, LLC	SC
NHC HealthCare-Charleston, LLC	SC
NHC HealthCare/Clinton, LLC	SC
NHC HealthCare/Garden City, LLC	SC
NHC HealthCare/Greenville, LLC	SC
NHC HealthCare/Greenwood, LLC	SC
NHC HealthCare/Laurens, LLC	SC
NHC HealthCare/Lexington, LLC	SC
NHC HealthCare/Mauldin, LLC	SC
NHC HealthCare/North Augusta, LLC	SC
NHC HealthCare/Parklane, LLC	SC
NHC Place-Charleston, LLC	SC
The Palmettos of Parklane, LLC	SC
AdamsPlace, LLC	TN
NHC HealthCare/Athens, LLC	TN
NHC HealthCare/Chattanooga, LLC	TN
NHC HealthCare/Columbia, LLC	TN
NHC HealthCare/Cool Springs, LLC	TN
NHC HealthCare/Dickson, LLC	TN
NHC HealthCare/Farragut, LLC	TN
NHC HealthCare/Franklin, LLC	TN
NHC HealthCare/Hendersonville, LLC	TN
NHC Place/Hendersonville, LLC	TN
NHC HealthCare/Hillview, LLC	TN
NHC HealthCare/Holston Hills, LLC	TN
NHC HealthCare/Johnson City, LLC	TN
NHC HealthCare/Knoxville, LLC	TN
NHC HealthCare/Lewisburg, LLC	TN
NHC HealthCare/McMinnville, LLC	TN
NHC HealthCare/Milan, LLC	TN
NHC HealthCare/Oakwood, LLC	TN
NHC HealthCare/Pulaski, LLC	TN
NHC HealthCare/Scott, LLC	TN
NHC HealthCare/Sequatchie, LLC	TN
NHC HealthCare/Smithville, LLC	TN
NHC HealthCare/Somerville, LLC	TN
NHC HealthCare/Sparta, LLC	TN
NHC HealthCare/Springfield, LLC	TN
NHC HealthCare/Bristol, LLC	VA
Arizona HealthCare Advisors, LLC	AZ
Hudson HealthCare Advisors, LLC	FL
Kansas HealthCare Advisors, LLC	KS
Kentucky HealthCare Advisors, LLC	KY
Massachusetts HealthCare Advisors, LLC	MA
Missouri HealthCare Advisors, LLC	MO
New Hampshire HealthCare Facilities Advisors, LLC	NH
NHC Homecare Missouri, LLC	MO
NHC Homecare – South Carolina, LLC	SC
Solaris Hospice, LLC	SC
South Carolina HealthCare Advisors, LLC	SC
Standifer Place Properties, LLC	TN
Tennessee HealthCare Advisors, LLC	TN